UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

NATIONAL TECHNICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	0-16438	95-4134955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 591-0776

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modification to Rights of Security Holders.

On September 8, 2011, the Board of Directors (the “Board”) of National Technical Systems, Inc., a California Company (the “Company”), adopted a policy providing for shareholder approval of that certain Shareholder Rights Agreement, made and entered into as of September 21, 2010 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Shareholder Approval Policy”).  Pursuant to the Shareholder Approval Policy, the Board of Directors will submit the Rights Agreement to the Company’s shareholder for approval on or before September 20, 2012.  Provided that no Triggering Event shall have previously occurred,  the Board will take any action necessary to redeem all of the then outstanding Rights and effectively terminate the Rights Agreement if the Rights Agreement has not been ratified by a vote of the Company’s shareholders by September 20, 2012.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1
Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent. (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on September 22, 2010 and is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011	National Technical Systems, Inc.

	By:	/s/ William McGinnis
Name: William McGinnis
Title: Chief Executive Officer